QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.35

UBIQUITEL OPERATING COMPANY

14% SENIOR DISCOUNT NOTES DUE 2010

FORM OF INDENTURE

Dated February 26, 2003

THE BANK OF NEW YORK,

As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture
§310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
§311(a)	7.11
(b)	7.11
(c)	N.A.
§312 (a)	2.05
(b)	10.03
(c)	10.03
§313(a)	7.06
(b)(2)	7.06, 7.07
(c)	7.06, 10.02
§314(a)(4)	10.05
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(e)	10.05
(f)	NA
§315 (a)	7.01
(b)	N.A.
(c)	N.A.

(d)	N.A.
(e)	N.A
§316 (a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
§317 (a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
§318 (a)	N.A.
(b)	N.A.
(c)	10.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

v

EXHIBITS

Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE
Exhibit E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS
Exhibit F FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

        INDENTURE dated as of February 26, 2003 among UbiquiTel Operating Company, a Delaware corporation (the "Company"), as issuer, the Guarantors (as defined below) including UbiquiTel Inc., a Delaware corporation ("UbiquiTel Parent" or a "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Discount Notes due 2010 and the 14% Senior Discount Notes due 2010 to be issued in exchange for the 14% Senior Discount Notes due 2010 in the Exchange Offers (the "Exchange Notes"):

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

        "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (1) the issue price of such Note as determined in accordance with Section 1273 of the Code, plus (2) the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note, that shall theretofore have accrued pursuant to Section 1272 of the Code, without regard to Section 1272(a)(7) of the Code, from the date of issue of such Note (a) for each six-month or shorter period ending on or prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (3) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (2) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions whether such amounts paid were denominated principal or interest.

        "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Notes" means up to $26.839 million in aggregate principal amount of Notes (other than Initial Notes) issued from time to time after the date hereof under this Indenture in accordance with the terms hereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Annualized Operating Cash Flow" means Operating Cash Flow, for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets or rights including, without limitation, by way of a sale and leaseback, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.14 and/or Section 5.01 hereof and not by Section 4.10 hereof, and (b) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Subsidiaries. Notwithstanding the foregoing, none of the following shall be deemed an Asset Sale: (A) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (B) dispositions of cash or Cash Equivalents, (C) a transaction or series of related transactions involving assets that have a fair market value of less than $1.0 million, (D) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (E) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary and (F) a Restricted Payment that is permitted under Section 4.07.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Board of Directors" means (1) in respect of a limited liability company, the board of advisors of the Company; (2) in respect of a corporation, the board of directors of the corporation, or any authorized committee thereof; and (3) in respect of any other Person, the board or committee of that Person serving a similar function.

        "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing prior to one year after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with this Indenture) other than to any Principals; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than any Principals or any underwriters in connection with an underwritten public offering, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), except that a person or group shall be deemed to have "beneficial ownership" of all securities that the person or group has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, directly or indirectly, of more than 50% of the Voting Equity Interests of the Company (measured by voting power rather than the number of shares); or (d) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors, disregarding for such calculation any members of the Board of Directors that have been elected by the holders of any Preferred Stock of the Company issued after the Closing Date pursuant to the terms thereof set forth in the Company's Certificate of Incorporation or any Certificate of Designations related to such Preferred Stock.

        "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

        "Closing Date" means the date hereof.

        "Code" means the United States Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

        "Company" means UbiquiTel Operating Company, a Delaware corporation, and any and all successors thereto.

        "Consent and Agreement" means the Consent and Agreement, dated as of December 28, 1999 and amended and restated as of April 5, 2000, between Sprint Spectrum L.P., Sprint Communications Company, L.P., WirelessCo, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC and Paribas, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

        "Consolidated Debt" means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at the date of determination.

        "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of the Company as of its most recently completed fiscal quarter for which financial statements are available.

        "Consolidated Interest Expense" of any Person means, for any period, (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of such Person (other than Disqualified Stock) or to such Person or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly-Owned Restricted Subsidiary thereof; (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (4) the cumulative effect of change in accounting principles shall be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (1) the consolidated equity of the common stockholders of such Person and its consolidated subsidiaries as of such date; plus (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

        "Continuing Directors" means any member of the Board of Directors who (a) was a member of the Board of Directors on the date hereof or (b) was nominated for election to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Facilities" means the Credit Agreement, dated as of March 31, 2000, as amended, among UbiquiTel Inc., UbiquiTel Operating Company, various banks and Paribas as agent, together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements have been and may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding the Company's Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. Indebtedness incurred under Section 4.09(a) of this Indenture may be incurred under the Credit Facilities.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear systems.

        "Event of Termination" means any of the events described in (1) Section 11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or (3) Section 13.2 of the Spectrum Trademark Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Notes to be issued in the Exchange Offers pursuant to Section 2.06(f) hereof.

        "Exchange Offers" has the meaning set forth in the Registration Rights Agreement and any subsequent transaction involving the issuance of Exchange Notes.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, until that Indebtedness is repaid.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

        "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Guarantors" means UbiquiTel Parent initially and each Restricted Subsidiary formed or organized under the laws of any state of the United States or District of Columbia that executes a Note Guarantee pursuant to Article 11 of this Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Holder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

        "Incur" means create, incur, issue, assume, guarantee or otherwise become liable, directly or indirectly, contingently or otherwise, for any Indebtedness. The term "incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the incurrence of Indebtedness.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof; (3) banker's acceptances; (4) representing Capital Lease Obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any Hedging Obligations; if and to the extent any of the preceding, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided however, that Indebtedness representing the Notes shall be calculated without giving effect to the application of Statement of Financial Accounting Standards No. 15 as it relates specifically to the Notes. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (1) the Accreted Value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, in the case of any other Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Individual Accredited Investor" means an individual who is an "accredited investor" within the meaning of Rule 501(a)(4), (5) or (6) under the Securities Act.

        "Individual Accredited Investor Note" means a certificated Note issued to an Individual Accredited Investor and registered in the name of the Holder thereof in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Initial Notes" means $48.161 million in aggregate principal amount of Notes originally issued under this Indenture on the date hereof.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.07. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (other than precautionary filings made with respect to operating leases and sales of receivables), or equivalent statutes, of any jurisdiction, other than any lease properly classified as an operating lease under GAAP or intellectual property licensing agreements.

        "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any asset sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions and all title and recording taxes) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, and (ii) amounts required to be applied to the repayment of Indebtedness, Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, provided, however, if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

        "Non-Recourse Debt" means Indebtedness (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the

Notes, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of Article 11 of this Indenture.

        "Notes" means the Initial Notes and any Additional Notes, if issued, which for purposes hereof shall collectively be treated as a single class.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering" means the offering of the Notes by the Company pursuant to the Offering Memorandum.

        "Offering Memorandum" means the offering memorandum of the Company, dated January 23, 2003, relating to up to $56.25 million of the Initial Notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer (including any Interim Chief Financial Officer acting in such capacity upon the authorization of the Board of Directors), the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

        "Officer's Certificate" means a certificate signed on behalf of the Company by at least one Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 10.04 and 10.05 hereof.

        "Operating Cash Flow" means, with respect to any Person for any fiscal quarter, (a) Consolidated Net Income, plus (i) depreciation, (ii) amortization, (iii) other non-cash charges, other than any such non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period or constituting an extraordinary or non-recurring item, (iv) Consolidated Interest Expense, and (v) all income taxes of such Person paid or accrued in accordance with GAAP for such Person, other than income taxes attributable to extraordinary or non-recurring gains or losses, minus (b) all non-cash items increasing Consolidated Net Income for such period, other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period, all as determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Consolidated Debt to Annualized Operating Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if such Person or any Restricted Subsidiary of such Person shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

        "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets or any business or activity reasonably related or ancillary thereto.

        "Permitted Investments" means (1) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (2) any Investment in Cash Equivalents; (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company, other than Disqualified Stock; (6) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (6) since the date of the Indenture, not to exceed $5.0 million; (7) Guarantees of Indebtedness of a Wholly-Owned Restricted Subsidiary given by the Company or another Wholly-Owned Restricted Subsidiary and Guarantees of Indebtedness of the Company given by any Restricted Subsidiary, in each case, not otherwise in violation of the terms of this Indenture; (8) accounts receivable created or acquired in the ordinary course of the Company's business or any Subsidiary and Investments arising from transactions by the Company or any Subsidiary with trade creditors or customers in the ordinary course of business, including any such Investment received pursuant to any plan or reorganization or similar arrangement pursuant to bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim; (9) investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (10) exchange of Preferred Stock of the Company into Capital Stock of the Company or non-voting Capital Stock of the Company into voting Capital Stock of the Company, all in accordance with the terms of the Company's Certificate of Incorporation as in effect on the date of this Indenture.

        "Permitted Liens" means (1) Liens on the assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Credit Facilities that were permitted by the terms of this Indenture to be incurred; (2) Liens in favor of the Company or the Guarantors; (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (5) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by Section 4.09(b)(iv) covering only the assets acquired with such Indebtedness; (7) Liens existing on the date of this Indenture; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens for security for payment of workers' compensation or other insurance or arising under workers' compensation laws or similar legislation; (10) Liens relating to zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee, none of which materially impairs the use of any parcel of property material to the operation of the Company's business or any Subsidiary or the value of such property for the purpose of such business; (11) Liens arising by operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (12) Liens arising from leases, subleases, licenses or other similar rights granted to third Persons not interfering with the ordinary course of the Company's business or its Subsidiaries; (13) any Lien securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; and (14) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that (1) the principal amount, or Accreted Value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or Accreted Value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith; (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the

Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Principals" means Donald A. Harris and the Continuing Directors (including any of their respective Affiliates).

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "refinanced" or "refinancing" shall have correlative meanings.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Guarantors and the parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred or sold in reliance on Rule 903 of Regulation S.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Individual Accredited Investor Note" means an Individual Accredited Investor Note bearing the Private Placement Legend.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Period" means the 40-day restricted period as defined in Regulation S.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated the Securities Act.

        "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series B Notes" means up to $27,700,000 aggregate principal amount of the Company's Series B 14% Senior Discount Notes due 2008.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Sprint Agreements" means the (1) Sprint PCS Management Agreement, dated as of October 15, 1998 and amended as of October 15, 1998, December 28, 1999, February 14, 2000, April 5, 2000, June 6, 2000 and February 21, 2001 and as otherwise amended, between Sprint Spectrum L.P., WirelessCo, L.P. and UbiquiTel Holdings, Inc., and any exhibits, schedules or addendum thereto, as such may be further amended, modified or supplemented from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement, dated as of October 15, 1998, between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto, as otherwise amended and as such may be amended, modified or supplemented from time to time; (3) Sprint Trademark and Service Mark License Agreement, dated as of October 15, 1998, between Sprint Communications Company, L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Trademark Agreement"); and (4) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of October 15, 1998, between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Spectrum Trademark Agreement").

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to a Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of PCS telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

        "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) $257.9 million (which is the total amount of equity contributed to the Company as of the Closing Date), plus (ii) the aggregate net cash proceeds received by the Company from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)), subsequent to the Closing Date, other than to a Restricted Subsidiary, plus (iii) the aggregate net repayment of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal to the net Investment (as of the date of determination) the Company and/or any of its Restricted Subsidiaries has made in any subsidiary that has been designated as an Unrestricted Subsidiary after the Closing Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.20," plus (v) Consolidated Debt, minus (vi) the aggregate amount of all Restricted Payments declared or made on or after the Closing Date.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "UbiquiTel Parent" means UbiquiTel Inc., a Delaware corporation, and any and all successors thereto.

        "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Individual Accredited Investor Note" means an Individual Accredited Investor Note that does not bear, and is not required to bear, the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in Default of such covenant. The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the two-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Voting Equity Interest" of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors or other governing body of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by (2)the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02.    OTHER DEFINITIONS.

            Defined in

Term	Section
"Act"	10.15
"Affiliate Transaction"	4.11
"Asset Sale Offer"	4.10
"Authentication Order"	2.02
"Benefited Party"	11.01
"Change of Control Offer"	4.14
"Change of Control Payment"	4.14
"Change of Control Payment Date"	4.14
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.10
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.03
"Payment Default"	6.01
"Permitted Indebtedness"	4.09
"Purchase Date"	3.09
"Registrar"	2.03
"Repurchase Offer"	3.09
"Restricted Payments"	4.07

"Surviving Entity"	5.01

SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

        (a)  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

  (b)
  The following TIA terms used in this Indenture have the following meanings:

  "indenture securities" means the Notes;
  "indenture security Holder" means a Holder of a Note;
  "indenture to be qualified" means this Indenture;
  "indenture trustee" or "institutional trustee" means the Trustee; and
  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

        (c)  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

        (a)  Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  words in the singular include the plural, and in the plural include the singular;

          (5)  "including" means "including without limitation";

          (6)  provisions apply to successive events and transactions; and

          (7)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES

SECTION 2.01.    FORM AND DATING.

        (a)  General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)  Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued to Individual Accredited Investors shall only be issued in certificated form. Each Global Note shall represent such portion of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)  Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

        (d)  Subject to compliance with the provisions of Section 4.09 of this Indenture, the Company may issue Additional Notes from time to time under this Indenture.

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

        (a)  One Officer shall sign the Notes for the Company by manual or facsimile signature.

        (b)  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        (c)  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        (d)  The Trustee shall, upon a written order of the Company signed by at least one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

        (e)  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

        (a)  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        (b)  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        (c)  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.    HOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven

Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.    TRANSFER AND EXCHANGE.

        (a)  Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

        (b)  Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

  (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii)  Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

            (A)  if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B)  if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.

          (iv)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

  In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and upon receipt of an Authentication

  Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

              (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

        (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i)    Restricted Definitive Notes and Individual Accredited Investor Notes to Beneficial Interests in Restricted Global Notes. (a) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if the Holder of such Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B)  if such Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (b)  If any Holder of a Restricted Individual Accredited Investor Note proposes to transfer such Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if such Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if such Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (C)  if such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (D)  if such Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (E)  if such Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (F)  if such Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Individual Accredited Investor Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the 144A Global Note, in the case of clause (B) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii)  Restricted Definitive Notes and Restricted Individual Accredited Investor Notes to Beneficial Interests in Unrestricted Global Notes. (a) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

        (1)
        if such Holder proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

        (2)
        if such Holder proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (b)  A Holder of a Restricted Individual Accredited Investor Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  if such Holder proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, the Registrar receives a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

    Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes or Individual Accredited Investor Notes, as applicable, and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii)  Unrestricted Definitive Notes or Unrestricted Individual Accredited Investor Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note or an Unrestricted Individual Accredited Investor Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note or Unrestricted Individual Accredited Investor Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from a Definitive Note or Individual Accredited Investor Note to a beneficial interest is effected pursuant to subparagraphs (ii)(a)(B),(ii)(a)(D), (ii)(b)(B), (ii)(b)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes or Individual Accredited Investor Notes so transferred.

        (e)  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register such transfer or exchange. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i)    Restricted Definitive Notes or Restricted Individual Accredited Investor Notes to Restricted Definitive Notes. (a) Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

            (A)  if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B)  if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (b)  Any Restricted Individual Accredited Investor Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

            (A)  if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B)  if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (ii)  Restricted Definitive Notes or Restricted Individual Accredited Investor Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note or Restricted Individual Accredited Investor Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note, or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note, if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

        (1)
        if the Holder of such Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

        (2)
        if the Holder of such Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)  Unrestricted Definitive Notes or Unrestricted Individual Accredited Investor Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes or Unrestricted Individual Accredited Investor Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offers. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement or any subsequent Exchange Offer, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer, and (iii) Individual Accredited Investor Notes in an aggregate principal amount equal to the principal amount of the Restricted Individual Accredited Investor Notes accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes, Restricted Definitive Notes and/or Restricted Individual Accredited Investor Notes to be reduced accordingly, the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted, Definitive Notes in the appropriate principal amount, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Individual Accredited Investor Notes so accepted, Individual Accredited Investor Notes in the appropriate principal amount.

        (g)  Legends. The following legends shall appear on the face of all Global Notes, Definitive Notes and Individual Accredited Investor Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)    Private Placement Legend.

            (A)  Except as permitted by subparagraph (B) below, each Global Note, each Definitive Note and each Individual Accredited Investor Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

    (1)
    REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI") OR (iv) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (4), (5) OR (6) OF REGULATION D UNDER THE ACT.

    (2)
    AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $50,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

    (3)
    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

            (B)  Notwithstanding the foregoing, any Global Note, Definitive Note or Individual Accredited Investor Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii)  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        (h)  Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

            (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes, Definitive Notes and Individual Accredited Investor Notes upon the Company's order or at the Registrar's request.

          (ii)  No service charge shall be made to a holder of a beneficial interest in a Global Note, a Holder of a Definitive Note or to a Holder of an Individual Accredited Investor Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

          (iii)  The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv)  All Global Notes, Definitive Notes and Individual Accredited Investor Notes issued upon any registration of transfer or exchange of Global Notes, Definitive Notes or Individual Accredited Investor Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes, Definitive Notes or Individual Accredited Investor Notes surrendered upon such registration of transfer or exchange.

          (v)  The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

        (vii)  The Trustee shall authenticate Global Notes, Definitive Notes and Individual Accredited Investor Notes in accordance with the provisions of Section 2.02 hereof.

        (viii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES.

        (a)  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        (b)  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.    OUTSTANDING NOTES.

        (a)  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

        (b)  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        (c)  If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        (d)  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.    TREASURY NOTES.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.    TEMPORARY NOTES.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    CANCELLATION.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.    CUSIP NUMBERS.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

SECTION 3.01.    NOTICES TO TRUSTEE.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.    SELECTION OF NOTES TO BE REDEEMED.

        If less than all of the outstanding Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the

Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

        The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

          (a)    the redemption date;

          (b)    the redemption price;

          (c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (d)    the name and address of the Paying Agent;

          (e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an

Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.

        On or prior to 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.    NOTES REDEEMED IN PART.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

        (a)    On or after April 15, 2005, the Company may redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on April 15 of the year indicated below:

Year	Percentage
2005	107.000%
2006	104.667%
2007	102.333%
2008 and thereafter	100.000%

        (b)    Notwithstanding the provisions of clause (a) of this Section 3.07, prior to April 15, 2003, the Company shall be permitted to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 114.000% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more underwritten public offerings of Capital Stock of the Company (or the underwritten public offering of UbiquiTel Parent's Capital Stock, to the extent of proceeds contributed to the Company as a capital contribution, other than Disqualified Stock; provided, however, that (1) at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of the redemption, excluding Notes held by the Company or any of its Subsidiaries; and (2) each redemption occurs within 45 days after the date of the closing of such an offering.

        (c)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.    MANDATORY REDEMPTION.

        The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.    OFFER TO PURCHASE.

        In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

        The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Change of Control Offer, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

        Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

          (a)    that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or Section 4.14 hereof and the length of time the Repurchase Offer shall remain open;

          (b)    the Offer Amount, the purchase price and the Purchase Date;

          (c)    that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

          (d)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (e)    that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (f)    that Holders electing to have a Note purchased pursuant to any Repurchase Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g)    that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h)    that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Change of Control Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note. The Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09, by virtue of such conflict and compliance.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10.    APPLICATION OF TRUST MONEY.

        All money deposited with the Trustee pursuant to Section 8.04 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 4.
COVENANTS

SECTION 4.01.    PAYMENT OF NOTES.

        (a)    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        (b)    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

        (a)    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        (b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of

Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        (c)    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.    REPORTS.

        (a)    So long as any of the Notes remain outstanding, the Company shall make available to any Holder or any purchaser of the Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period the Company is not subject to the reporting requirements of Section 13 or 15(d) under the Exchange Act.

        (b)    Whether or not the Company is required to do so by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders, within 15 days of the time periods specified in the SEC's rules and regulations (a) all quarterly and annual financial and other information with respect to the Company and its consolidated Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        (c)    After the Exchange Offer or the effectiveness of the Shelf Registration Statement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the SEC for public availability, unless the SEC shall not accept such a filing, and from and after the date hereof shall make this information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall file with the Trustee and the SEC (unless the SEC shall not accept such filing) the information required to be delivered pursuant to clause (a) of this Section 4.03 within the time periods specified in the SEC's rules and regulations and furnish that information to Holders of the Notes, securities analysts and prospective investors upon their request. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.04.    COMPLIANCE CERTIFICATE.

        (a)    The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b)    So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer (excluding for purposes hereof any Assistant Treasurer, Secretary or Assistant Secretary) becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.    TAXES.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.    STAY, EXTENSION AND USURY LAWS.

        Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    LIMITATION ON RESTRICTED PAYMENTS.

        (a)  Prior to and including April 15, 2003, except as described herein the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,

          (i)    declare or pay any dividend on, or make any distribution to, the holders of, any shares of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests, other than dividends or distributions payable solely in the Company's Equity Interests, other than Disqualified Stock;

          (ii)  purchase, redeem or otherwise acquire or retire for value (including without limitation, in each case, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary), any of the Company's or its direct or indirect parent's Equity Interests;

          (iii)  redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the Notes; or

          (iv)  make any Restricted Investment (each of the foregoing actions set forth in clauses (i) through (iv) being referred to as a "Restricted Payment").

        (b)  After April 15, 2003, make any Restricted Payment, unless, at the time of, and after giving effect to such Restricted Payment:

          (i)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii)  the Company would, at the time of and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.09(a)(i) or (ii); and

          (iii)  on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed (A) the amount of (x) 100% of the Company's Operating Cash Flow after April 15, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of the Company after April 15, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment, treated as a single accounting period, plus (B) 100% of the aggregate net cash proceeds received by the Company after the Closing Date as a contribution to the Company's common equity capital or from the issuance or sale of the Company's Equity Interests, other than Disqualified Stock, or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests, other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of the Company, plus (C) the aggregate net cash proceeds received by the Company or any Restricted

    Subsidiary from the sale, disposition or repayment, other than to the Company or a Restricted Subsidiary, of any Restricted Investment made after the Closing Date in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment.

        (c)  So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the foregoing limitations shall not prevent the Company from:

          (i)    paying a dividend on the Company's Equity Interests within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Indenture;

          (ii)  repurchasing the Company's Equity Interests from the Company's former employees, consultants or directors or any of its Subsidiaries for consideration not to exceed $1.0 million in the aggregate in any fiscal year and any unused portion in any twelve month period may be carried forward to one or more future periods; provided that the aggregate amount of all such repurchases made pursuant to this clause (ii) does not exceed $5.0 million in the aggregate;

          (iii)  the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes in exchange for, or with the net cash proceeds of a sale of (other than to one of the Company's Subsidiaries):

            (A)  our Equity Interests, other than Disqualified Stock, or

            (B)  Indebtedness that is at least as subordinated in right of payment to the Notes as the Indebtedness being purchased; or

            (C)  up to $15.1 million principal amount of Series B Notes and guarantees thereof and up to $56.25 million principal amount of the Notes and the Note Guarantees;

          (iv)  the repurchase, redemption or other acquisition of the Company's Equity Interests, or out of the proceeds of a capital contribution or a substantially concurrent offering of, the Company's Equity Interests, other than Disqualified Stock;

          (v)  the payment of any dividend or distribution by one of the Company's Wholly-Owned Restricted Subsidiaries to the holders of its common Equity Interests on a pro rata basis;

          (vi)  so long as UbiquiTel Parent holds all of the Company's outstanding Capital Stock, the payment of dividends or the making of loans or advances to UbiquiTel Parent not to exceed $500,000 in any fiscal year, for the purposes of paying franchise taxes or other expenses of UbiquiTel Parent;

          (vii) making Investments in any Person, provided that the fair market value thereof, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (vii), does not exceed the sum of $25.0 million, plus the aggregate amount of the net reduction in Investments in any Person made pursuant to this clause (vii) on and after the Issue Date resulting from dividends, repayments of loans or other transfers of property, in each case to the Company or any Wholly-Owned Restricted Subsidiary from such Person, except to the extent that any such net reduction amount is included in the amount calculated pursuant to clause (b)(iii) of this Section 4.07 or any other clause of this Section 4.07; provided, however, that at the time of such Investment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments made after the Closing Date pursuant to clause (b)(iii) of this Section 4.07; and

          (viii)  making other Restricted Payments, provided that the fair market value thereof, together with all other Restricted Payments made pursuant to this clause (viii), does not exceed $10.0 million.

        In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (b)(iii) of this Section 4.07 to the extent such Investments would otherwise be so counted.

        For purposes of clause (iii) above, the net proceeds received by the Company from the issuance or sale of the Company's Equity Interests either upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (A) the sum of (1) the principal amount or Accreted Value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (B) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (iii) and (iv) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (A) the additional cash consideration, if any, received by the Company upon such exercise, minus (B) all expenses incurred in connection with such issuance or sale.

        For purposes of this Section 4.07, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Company's Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution and, in the case of fair market value of such non-cash portion in excess of $5.0 million, accompanied by an opinion of an accounting, appraisal or investment banking firm of national standing. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Limitation on Restricted Payments" covenant were computed, together with a copy of any Board Resolution, fairness opinion or appraisal required by this Indenture.

        The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received by the Company or one of its Restricted Subsidiaries in cash, up to the amount of such Investment on the date made.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

        (a)  The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b)  The provisions of clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

          (i)    Existing Indebtedness (including the Series B Notes) or the Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

          (ii)  this Indenture, the Notes and the Note Guarantees;

          (iii)  applicable law;

          (iv)  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (v)  customary non-assignment provisions in leases entered into in the ordinary course of business;

          (vi)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of paragraph(a) of this Section 4.08;

          (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (viii)  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (ix)  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (x)  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset or stock purchase agreements and other similar agreements entered into in the ordinary course of business; and

          (xi)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09.    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

        (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, and the Company shall not issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, unless immediately after giving effect to the incurrence of such Indebtedness, including Acquired Debt, or the issuance of such Disqualified Stock or Preferred Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, (i) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (A) less than 7.0 to 1.0, if prior to April 15, 2005 and (B) less than 6.0 to 1.0, if on or after April 15, 2005 or (ii) in the case of any incurrence of Indebtedness prior to April 15, 2005 only, Consolidated Debt would be equal to or less than 70% of Total Invested Capital.

        (b)  Paragraph (a) of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

          (i)    the incurrence by the Company and its subsidiaries of Existing Indebtedness;

          (ii)  the incurrence by the Company and the Guarantors of Indebtedness represented by up to $56.25 million principal amount of the Notes and the Note Guarantees thereof in the Offering and up to $15.1 million principal amount of Series B Notes and the guarantees thereof;

          (iii)  the incurrence by the Company and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding under the Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed an amount equal to $250.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries since the date of this Indenture to permanently repay Indebtedness under the Credit Facilities pursuant to Section 4.10.

          (iv)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in its business in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v)  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted to be incurred under paragraph (a) of this Section 4.09 or clauses (i), (ii) or (xi) of this paragraph;

          (vi)  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

            (A)  if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee of such Guarantor, in the case of a Guarantor; and

            (B)  (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Wholly-Owned Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Wholly-Owned Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, provided that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates;

          (viii)  the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

          (ix)  the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

          (x)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (A) in respect of bid, performance or advance payment bonds, standby letters of credit and appeal or surety bonds entered into in the ordinary course of business and not in connection with the borrowing of money, or (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business, assets or Restricted Subsidiary in compliance with the terms of this Indenture;

          (xi)  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may, but need not be, incurred in whole or in part under the Credit Facilities) in an aggregate principal amount, or Accreted Value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $50.0 million; and

          (xii) the incurrence by the Company of any Indebtedness under any unsecured deferred promissory note payable to Sprint PCS pursuant to the deferral of collected revenues provisions of the Consent and Agreement between Sprint PCS and the lenders under the Credit Facilities.

        (c)  For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xii) of paragraph (b) of this Section 4.09, or is entitled to be incurred pursuant to the paragraph (a) of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided, that Indebtedness outstanding under the Credit Facilities on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided in clause (iii) of paragraph (b) of this Section 4.09.

        (d)  The Company and the Guarantors shall not incur any Indebtedness that, pursuant to its terms, is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is either pari passu to the Notes and the Note Guarantees or subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that the foregoing limitation shall not apply to distinctions between categories of Indebtedness of the Company or a Guarantor that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Indebtedness.

SECTION 4.10.    ASSET SALES.

        (a)  Neither the Company nor any of its Restricted Subsidiaries shall consummate an Asset Sale unless:

          (i)    the Company or its Restricted Subsidiary receives consideration at the time of the asset sale at least equal to the fair market value of the assets or Equity Interests issued or sold, as determined by the Board of Directors of the Company and certified to the Trustee by an Officer's Certificate, and

          (ii)  at least 75% of the consideration is cash or Cash Equivalents.

        For purposes of clause (ii) of this paragraph (a), the following are considered to be cash: any liabilities of the Company or any Restricted Subsidiary that are assumed by the transferee by an agreement that releases the Company or the Restricted Subsidiary from further liability other than contingent liabilities and liabilities that are subordinate to the Notes, and cash that the Company or its Restricted Subsidiary receives from converting into cash any securities, notes or other obligations that the Company or its Restricted Subsidiary receives from the asset sale within 30 days after receipt.

        (b)  Within 360 days after the Company receives Net Proceeds from an Asset Sale, the Company shall be permitted to apply the Net Proceeds, at its option,

          (i)    to repay unsubordinated Indebtedness and, if the unsubordinated Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce the amount the lenders have committed to lend the Company thereunder;

          (ii)  to acquire all or substantially all of the assets of, or a majority of the Voting Equity Interests of, a Permitted Business, provided, that in the event of the acquisition of at least a majority of the Voting Equity Interests of a Permitted Business, such Permitted Business becomes a Restricted Subsidiary of the Company;

          (iii)  to make a capital expenditure that is useful or to be used in a Permitted Business; or

          (iv)  to acquire other long-term assets to be used in a Permitted Business.

Pending the Company's use of Net Proceeds for these purposes, the Company may temporarily reduce revolving credit borrowings or otherwise invest them in any manner that is not prohibited by this Indenture.

        (c)  Any net proceeds from asset sales that the Company does not apply or invest as provided in paragraph (b) of this Section 4.10 will be deemed to constitute "Excess Proceeds." When the amount of Excess Proceeds is greater than $10.0 million, the Company shall be required to make an offer to all Holders and to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem the Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be the Accreted Value of the Notes, if the repurchase occurs before April 15, 2005, or the principal amount of the Notes, plus any accrued interest thereon to the date fixed for purchase, if the repurchase occurs on or after April 15, 2005, and shall be payable in cash. If the aggregate principal amount of Notes and such other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased pursuant to Section 3.09. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        (d)  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations under the Asset Sale Offer.

SECTION 4.11.    TRANSACTIONS WITH AFFILIATES.

        (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (i)    such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii)  the Company delivers to the Trustee:

            (A)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

            (B)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        (b)  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the paragraph (a) of this Section 4.11:

          (i)    any employment, severance, stock option and other employee benefit agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii)  transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii)  agreements in effect on the Closing Date, provided that each amendment to any such agreement shall be subject to the limitations of this Section 4.11;

          (iv)  payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of the Company; and

          (v)  Restricted Payments that are permitted by the provisions of Section 4.07.

SECTION 4.12.    LIENS.

        The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is equal in right of payment with the Notes or the applicable Note Guarantee, as the case may be, or is subordinated Indebtedness upon any of its respective property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured equally and ratably with, or prior to, in the case of subordinated Indebtedness, the obligations so secured until such time as such Obligations are no longer secured by such Lien; provided that this restriction will not apply to Permitted Liens.

SECTION 4.13.    CORPORATE EXISTENCE.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (i) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        (a)  If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of such Holder's Notes at an offer price in cash equal to (i) 101% of the Accreted Value of the Notes, plus Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs prior to April 15, 2005 or (ii) 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs on or after April 15, 2005 (the "Change of Control Payment").

        (b)  Within 30 business days following a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth in Section 3.09 and described in the notice.

        (c)  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with their purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to an Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations under the Change of Control Offer provisions of this Indenture.

        (d)  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered under the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate Accreted Value or principal amount, as applicable, of Notes or portions of the Notes being purchased by the Company.

        (e)  The Paying Agent shall mail promptly to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, provided, however, that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

        (f)    Prior to a Change of Control Payment Date, the Company shall either repay all outstanding senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding senior Indebtedness to permit the repurchase of Notes required by this Section 4.14. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (g)  The Change of Control provisions described in this Section 4.14 shall be applicable notwithstanding any other provisions of this Indenture.

        (h)  The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.15.    PAYMENTS FOR CONSENT.

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.16.    SALE AND LEASEBACK TRANSACTIONS.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary that is a Guarantor may enter into a Sale and Leaseback transaction if:

          (i)    the Company or that Guarantor, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the tests in paragraphs (a) and (b) of Section 4.09, if applicable, and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

          (ii)  the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

          (iii)  the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 4.10.

SECTION 4.17.    LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY-OWNED RESTRICTED SUBSIDIARIES.

        (a)  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Restricted Subsidiary of the Company to any Person, other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, unless:

          (i)    such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

          (ii)  the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.

        (b)  In addition, the Company will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

SECTION 4.18.    BUSINESS ACTIVITIES.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that would not be material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.19.    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

        The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07(b)(iii) or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

ARTICLE 5.
SUCCESSORS

Section 5.01.    Merger, Consolidation, or Sale of Assets.

        (a)  The Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

          (i)    either: (A) if the transaction or series of transactions is a consolidation of the Company with, or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation; or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the Company's properties and assets or the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Company's obligations under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect;

          (ii)  immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

          (iii)  the Company or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Wholly-Owned Restricted Subsidiary to any other Wholly-Owned Restricted Subsidiary, or the merger or consolidation of any Wholly-Owned Restricted Subsidiary with or into any other Wholly-Owned Restricted Subsidiary.

        (b)  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (c)  In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions of this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental Indenture in respect thereof, required under clause (a)(i)(B) of this Section 5.01, comply with the requirements of the Indenture and an Opinion of Counsel. Each such Officer's Certificate shall set forth the manner of determination of the Company's compliance with clause (a)(iii) of this Section 5.01.

        (d)  For all purposes under this Indenture and the Notes, including the provisions described in this Section 5.01 and Sections 4.09 and 4.17 and 4.19, any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.19 and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

        An "Event of Default" occurs if:

          (a)  the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

          (b)  the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

          (c)  the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.10 or 4.14 or Article 5 hereof;

          (d)  the Company or any of its Restricted Subsidiaries, for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes fails to comply with any of its other agreements in this Indenture or the Notes;

          (e)  the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal at final stated maturity of such Indebtedness (a "Payment Default"), or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

          (f)    failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

          (g)  except as permitted by this Indenture, any Note Guarantee of UbiquiTel Parent or any Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or UbiquiTel Parent or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

          (h)  the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

    (i)
    commences a voluntary case,

    (ii)
    consents to the entry of an order for relief against it in an involuntary case,

    (iii)
    consents to the appointment of a Custodian of it or for all or substantially all of its property,

    (iv)
    makes a general assignment for the benefit of its creditors, or

    (v)
    generally` is not paying its debts as they become due;

          (i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

            (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (j)    (i) if any Credit Facility is not in existence, any event occurs that causes, subject to any applicable grace period or waiver, an Event of Termination under any of the Sprint Agreements or (i) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

SECTION 6.02.    ACCELERATION.

        If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare to be immediately due and payable (i) if prior to April 15, 2005, the Accreted Value or (ii) if on or after April 15, 2005, the principal amount, in each case, of all Notes then outstanding, plus accrued and unpaid interest to the date of acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. In order to effect such acceleration, the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes shall deliver a notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (A) shall become immediately due and payable or (B) if there are any amounts outstanding under the Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facilities or five Business Days after receipt by the Company and the agent under the Credit Facilities of such Acceleration Notice, but only if such Event of Default is then continuing.

SECTION 6.03.    OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.

        Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    CONTROL BY MAJORITY.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

SECTION 6.06.    LIMITATION ON SUITS.

        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a)  the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b)  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c)  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e)  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.

        If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.    WILLFUL DEFAULTS BY THE COMPANY.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if it then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2005, by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2005, then the premium specified in Section 3.07 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

ARTICLE 7.
TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

  Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    RIGHTS OF TRUSTEE.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

        (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

        (j) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be: (i) accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture; (ii) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (iii) responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.    NOTICE OF DEFAULTS.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

        Within 60 days after each October 1 beginning with October 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

        A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed or delisted from any stock exchange.

SECTION 7.07.    COMPENSATION AND INDEMNITY.

        The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder, including taxes (other than those based upon, measured by or determined by the income of the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses as shall be agreed in writing between the Company and the Trustee incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c)  a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court to with jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Thereupon,. the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights., powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.    COVENANT DEFEASANCE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19, hereof, and the operation of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

        The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b)  in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)  no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or (ii) under Sections 6.01(h) or 6.01(i) hereof at any time in the period ending on the 91st day after the date of deposit;

          (e)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f)    the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g)  the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h)  the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    REPAYMENT TO THE COMPANY.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.    REINSTATEMENT.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS OF NOTES.

        Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c)  to provide for the assumption of the Company's or any Guarantor's obligations to the Holders by a successor to the Company pursuant to Article 5 hereof;

          (d)  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

          (e)  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (f)    to add a Guarantor pursuant to Section 11.02;

          (g)  to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Section 7.08 and 7.09; and

          (h)  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    WITH CONSENT OF HOLDERS OF NOTES.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class (including without limitation consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes voting as a single class (including without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes).

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a)  reduce the Accreted Value of the then outstanding Notes if prior to April 15, 2005 or the aggregate principal amount of Notes if after April 15, 2005 whose Holders must consent to an amendment, supplement or waiver;

          (b)  reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;

          (c)  reduce the rate of or change the time for payment of interest on any Note;

          (d)  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e)  make any Note payable in money other than that stated in the Notes;

          (f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

          (g)  waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.14 hereof); or

          (h)  make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.    NOTATION ON OR EXCHANGE OF NOTES.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE 10.
MISCELLANEOUS

SECTION 10.01.    TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 10.02.    NOTICES.

        Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), fax, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

    If to the Company:

    UbiquiTel Operating Company

    One West Elm Street, Suite 400
    Conshohocken, Pennsylvania 19428
    Attention: Donald A. Harris
    Telecopy No.: (610)832-3401

    and

    Attention: Patricia E. Knese
    Telecopy No.: (610)832-1076

    With copies to:

    Greenberg Traurig, LLP
    1750 Tysons Boulevard
    Tysons Corner, Virginia 22102
    Attention: Lee R. Marks, Esq.
    Telecopy No.: (703) 749-1301

    and

    Greenberg Traurig, P.A.
    1221 Brickell Avenue
    21st Floor
    Miami, Florida 33131
    Telecopier No.: (305)961-5642
    Attention: Andrew Balog, Esq.

    If to the Trustee:

    The Bank of New York
    101 Barclay Street, Floor 8W
    New York, New York 10286
    Telecopier No.: (212) 815-5707
    Attention: Corporate Trust Department

        The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if faxed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a)  an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

          (a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.    RULES BY TRUSTEE AND AGENTS.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 10.08.    GOVERNING LAW.

        THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09.    CONSENT TO JURISDICTION.

        Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 10.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11.    SUCCESSORS.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Sections 11.05 and 11.06 hereof.

SECTION 10.12.    SEVERABILITY.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.13.    COUNTERPART ORIGINALS.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.14.    TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15.    ACTS OF HOLDERS.

        (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 10.15.

        (b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)  Notwithstanding anything to the contrary contained in this Section 10.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03 hereof.

        (d)  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

        (e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        (f)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 10.16.    BENEFIT OF INDENTURE.

        Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

ARTICLE 11.
NOTE GUARANTEES

SECTION 11.01.    GUARANTEE.

        Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, or the obligations of the Company hereunder or thereunder, that: (a) the principal of premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Note Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the

Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Each Guarantor hereby covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 11.02.    ADDITIONAL NOTE GUARANTEES.

        If (a) the Company or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date hereof, (b) UbiquiTel Leasing Company, a wholly-owned special purposes Subsidiary of the Company, or any successor amends its certificate of incorporation to change the nature and purpose of the business that it is legally permitted to conduct or Guarantees any Indebtedness under the Credit Facilities, or (c) any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary, then, in each case, any such Subsidiary shall execute and deliver to the Trustee (i) a supplemental Indenture, in form and substance substantially in the form of Exhibit E attached hereto, which subjects such Person to the provisions of this Indenture as a Guarantor, and (ii) an Opinion of Counsel to the effect that such supplemental Indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be reasonably acceptable to the Trustee).

SECTION 11.03.    LIMITATION ON GUARANTOR LIABILITY.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04.    EXECUTION AND DELIVERY OF NOTE GUARANTEE.

        To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee in substantially the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor thereunto authorized.

        Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.05.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

        A Guarantor (other than UbiquiTel Parent) may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, other than the Company or another Guarantor, unless:

          (a)  immediately after giving effect to the transaction, no Default exists under this Indenture; and

          (b)  Either

            (i)    the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, and the Note Guarantee on the terms set forth herein or therein; or

            (ii)  the Net Proceeds of the transactions are applied in accordance with Section 4.10.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to, and be substituted for, the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (a) and (b) of this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06.    RELEASES OF NOTE GUARANTEES.

        A Note Guarantee, other than the Note Guarantee of UbiquiTel Parent, will be released (a) in connection with any sale of all of the Capital Stock of a Guarantor (including the Note Guarantee of any wholly-owned Subsidiary of such Guarantor) to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that transaction are applied (or the Company delivers an Officer's Certificate to the Trustee certifying that such Net Proceeds will be applied within the time period specified in Section 4.10) in accordance with Section 4.10 hereof or (b) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20 hereof.

        Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

[Signatures on following page]

SIGNATURES

Dated as of February 26, 2003	UBIQUITEL OPERATING COMPANY
	By:	Name: Donald A. Harris Title: President and Chief Executive Officer
UBIQUITEL INC.
	By:	Name: Donald A. Harris Title: President and Chief Executive Officer
THE BANK OF NEW YORK,
as Trustee
	By:	Name: Title:

EXHIBIT A
(Face of Note)

         14% Senior Discount Notes due 2010

CUSIP

No.                                                                                                                                                              $

UBIQUITEL OPERATING COMPANY

UbiquiTel Operating Company, a Delaware Corporation (the "Company"), for value received promises to pay to Cede & Co.
or its registered assigns, the principal sum of
($ ) on May 15, 2010.
Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Dated:	, 2003

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UBIQUITEL OPERATING COMPANY
By:
Name: Title:
This is one of the Global Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

(Back of Note)

14% Senior Discount Notes due 2010

    THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

    (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")

    OR (iv) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (4), (5) OR (6) OF REGULATION D UNDER THE ACT.

    (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $50,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

    (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    INTEREST.    UbiquiTel Operating Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum until maturity, in the manner specified below, and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to April 15, 2005. Thereafter, the Company shall pay interest and Liquidated Damages, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2005; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2.    METHOD OF PAYMENT.    The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    PAYING AGENT AND REGISTRAR.    Initially, The Bank of New York, the Trustee under the Indenture (as defined below), shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    INDENTURE.    The Company issued the Notes under an Indenture dated as of February 26, 2003 (the "Indenture") by and among the Company, the Guarantors, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $75,000,000 in aggregate principal amount.

        5.    OPTIONAL REDEMPTION.

        (a)  On or after April 15, 2005, the Company may redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2005	107.000%
2006	104.667%
2007	102.333%
2008 and thereafter	100.000%

        (b)  Notwithstanding the provisions of clause (a) of this Section 5, prior to April 15, 2003, the Company shall be permitted to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 114.000% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more underwritten public offerings of Capital Stock of the Company (or the underwritten public offering of UbiquiTel Parent's Capital Stock, to the extent of proceeds contributed to the Company as a capital contribution), other than Disqualified Stock; provided, however, that (1) at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of the redemption, excluding Notes held by the Company or any of its Subsidiaries; and (2) each redemption occurs within 45 days after the date of the closing of such an offering.

        6.    MANDATORY REDEMPTION.    Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.    REPURCHASE AT OPTION OF HOLDER.

        (a)  If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs prior to April 15, 2005, or (ii) 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, thereon, if any, to the date of purchase, if the repurchase occurs on or after April 15, 2005 (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b)  If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture and such other Indebtedness to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value of the Notes, if the repurchase occurs before April 15, 2005, or the principal amount thereof plus accrued and unpaid interest if the repurchase occurs on or after April 15, 2005, and in each case, Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 and such other Indebtedness.

        8.    NOTICE OF REDEMPTION.    Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9.    DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

        10.    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

        11.    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes voting as a single class, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes voting as a single class, including without limitation, in consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or any Guarantor's obligations to the Holders by a successor to the Company pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to add a Guarantor pursuant to Section 11.02 of the Indenture, to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Section 7.08 and 7.09 of the Indenture.

        12.    DEFAULTS AND REMEDIES.    Events of Default include (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, and such default continues for a period of 30 days, (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes, (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.10 or 4.14 or Article 5 of the Indenture, (d) the Company or any of its Restricted Subsidiaries, for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, fails to comply with any of its other agreements in the Indenture or the Notes, (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal at final stated maturity of such Indebtedness (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its stated maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (f) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days, (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, and (h) certain termination events under the Sprint Agreements. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13.    TRUSTEE DEALINGS WITH COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14.    NO RECOURSE AGAINST OTHERS.    No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        15.    AUTHENTICATION.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16.    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES, RESTRICTED DEFINITIVE NOTES AND RESTRICTED INDIVIDUAL ACCREDITED INVESTOR NOTES.    In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes, Restricted Definitive Notes and Restricted Individual Accredited Investor Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 26, 2003, between the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto (collectively, the "Registration Rights Agreement").

        18.    CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

  UbiquiTel Operating Company
  One West Elm Street, Suite 400
  Conshohocken, Pennsylvania 19428
  Attention: Chief Executive Officer

  ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

        ☐ Section 4.10        ☐ Section 4.14

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)
Signature Guarantee:
Tax Identification No:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

UbiquiTel Operating Company
One West Elm Street, Suite 400
Conshohocken, PA 19428

The Bank of New York
101 Barclay Street
New York, New York 10286

  Re:
  14% Senior Discount Notes due 2010 of UbiquiTel Operating Company

        Reference is hereby made to the Indenture, dated as of                       , 2003 (the "Indenture"), among UbiquiTel Operating Company, as issuer (the "Company"), UbiquiTel Inc. and the other guarantors thereunder, as guarantors, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

          (b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

          (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

          (d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $50,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4.    ☐ Check and complete if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

            or

          (b)   such Transfer is being effected to the Company or a subsidiary thereof;

            or

          (c)   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

            or

          (d)   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

        5.    ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:	Name: Title:

        Dated:                        ,

ANNEX A TO CERTIFICATE OF TRANSFER

        1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

    (a)
    ☐ a beneficial interest in the:

    (i)
    ☐ 144A Global Note (CUSIP            ), or

    (ii)
    ☐ Regulation S Global Note (CUSIP            ), or

    (iii)
    ☐ IAI Global Note (CUSIP            ), or

    (iv)
    ☐ a Restricted Definitive Note.

    2.
    After the Transfer the Transferee shall hold:

[CHECK ONE]

    (a)
    ☐ a beneficial interest in the:

    (i)
    ☐ 144A Global Note (CUSIP            ), or

    (ii)
    ☐ Regulation S Global Note (CUSIP            ), or

    (iii)
    ☐ IAI Global Note (CUSIP            ), or

    (iv)
    ☐ Unrestricted Global Note (CUSIP            ); or

    (b)
    ☐ a Restricted Definitive Note; or

    (c)
    ☐ an Unrestricted Definitive Note,

  in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

UbiquiTel Operating Company
One West Elm Street, Suite 400
Conshohocken, PA 19428

The Bank of New York
101 Barclay Street
New York, New York 10286

  Re:
  14% Senior Discount Notes due 2010 of UbiquiTel Operating Company

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of            , 2003 (the "Indenture"), among UbiquiTel Operating Company, as issuer (the "Company"), UbiquiTel Inc. and the other guarantors thereunder, as guarantors, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities

  Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  ☐ Check if Exchange is from Restricted Definitive Note or Restricted Individual Accredited Investor Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note or Restricted Individual Accredited Investor Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and Restricted Individual Accredited Investor Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  ☐ Check if Exchange is from Restricted Definitive Note or Restricted Individual Accredited Investor Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note or Restricted Individual Accredited Investor Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and Restricted Individual Accredited Investor Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note ☐ Regulation S Global Note ☐IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the

  Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name: Title:
Dated:

EXHIBIT D

FORM OF NOTATION ON NOTE RELATING TO NOTE GUARANTEE

        Each Guarantor, as defined in the Indenture (the "Indenture"), referred to in the Note upon which this notation is endorsed), (i) has jointly and severally unconditionally guaranteed; (a) the due and punctual payment of the principal of, premium and interest and Liquidated Damages, if any, on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise; (b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Liquidated Damages, if any, on the Notes; and (c) in case of any extension of time of payment, renewal of any Notes or any other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee.

        Notwithstanding the foregoing, in the event that the Note Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Note Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

        No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee, the Indenture, any supplemental Indenture delivered pursuant to the Indenture by such Guarantor, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        This Note Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by the Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

        This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

GUARANTOR
By:	Name: Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                        , among                        (the "Guarantor"), a subsidiary of UbiquiTel Operating Company (or its permitted successor), a Delaware corporation (the "Company") and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

WITNESSETH

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, (the "Indenture") dated as of            , 2003 providing for the issuance of an aggregate principal amount of up to $75 million of 14% Senior Discount Notes due 2010 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    Agreement to Guarantee.    The Guarantor hereby agrees as follows:

  a.
  Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

  (i)
  the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and Liquidation Damages, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the

      Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture;

    (ii)
    in case of any extension of time of payment or renewal of any Notes or any other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

  b.
  The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

  c.
  The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

  d.
  This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

  e.
  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

  f.
  The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

  g.
  As between the Guarantors, on the one hand and, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note

    Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

  h.
  The Guarantors shall have the right to seek contribution from a non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

  i.
  Notwithstanding the foregoing, in the event that this Note Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Note Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

        3.    Execution and Delivery.    Each Subsidiary Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        4.    Guarantor May Consolidate, Etc. on Certain Terms.

  a.
  A Guarantor (other than UbiquiTel Parent) may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, other than the Company or another Guarantor, unless:

  (i)
  immediately after giving effect to the transaction, no Default exists under the Indenture; and

  (ii)
  Either

  (a)
  the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all of the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Supplemental Indenture, and the Note Guarantee on the terms set forth herein or therein; or

      (b)
      the Net Proceeds of the transactions are applied in accordance with Section 4.10 of the Indenture.

  b.
  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

  c.
  Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clause (a) and (b) of Section 11.05 of the Indenture, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        5.    Releases.

  a.
  A Note Guarantee, other than the Note Guarantee of UbiquiTel Parent, will be released (a) in connection with any sale of all of the Capital Stock of a Guarantor (including the Note Guarantee of any Wholly-Owned Subsidiary of such Guarantor) to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that transaction are applied (or the Company delivers an Officer's Certificate to the Trustee certifying that such Net Proceeds will be applied within the time period specified in Section 4.10) in accordance with Section 4.10 hereof or (b) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.19 of the Indenture.

  b.
  Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, and interest on, the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

        6.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        7.    NEW YORK LAW TO GOVERN.    THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        8.    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding has been brought in an inconvenient forum.

        9.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        10.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        11.    The Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
[GUARANTEEING SUBSIDIARY]
By: Name: Title:
THE BANK OF NEW YORK, AS TRUSTEE
By: Name: Title:

EXHIBIT F

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

UbiquiTel Operating Company
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

The Bank of New York
101 Barclay Street
New York, New York 10286

        Re:    14% Senior Discount Notes due 2010

        Reference is hereby made to the Indenture, dated as of            , 2003 (the "Indenture"), among UbiquiTel Operating Company, as issuer (the "Company"), UbiquiTel Inc and other the guarantors thereunder, as guarantors, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

        (a) ☐ a beneficial interest in a Global Note, or

        (b) ☐ a Definitive Note,

        we confirm that:

        1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2.    We understand that the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only; (A) to the Company or any subsidiary thereof; (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein); (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $50,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; (D) outside the United States in accordance with Rule 904 of Regulation S under the

Securities Act; (E) pursuant to the provisions of Rule 144;(k) under the Securities Act; or (F) pursuant to an effective registration statement under the Securities Act; and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.    We understand that, upon any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name: Title:
Dated:

2

QuickLinks

CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2. THE NOTES
ARTICLE 3. REDEMPTION AND PREPAYMENT
ARTICLE 4. COVENANTS
ARTICLE 5. SUCCESSORS
ARTICLE 6. DEFAULTS AND REMEDIES
ARTICLE 7. TRUSTEE
ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10. MISCELLANEOUS
ARTICLE 11. NOTE GUARANTEES
SIGNATURES
EXHIBIT A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF NOTATION ON NOTE RELATING TO NOTE GUARANTEE
EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS
WITNESSETH
EXHIBIT F FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR